Exhibit 99.1

Condensed Financial Statements (unaudited)

Aspen Refrigerants, Inc.

For the nine month periods ended September 30, 2017 and September 30, 2016

Aspen Refrigerants, Inc.

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Aspen Refrigerants, Inc.

Condensed balance sheets (unaudited)

(in thousands)

As at:	September 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$157	$54
Accounts receivable, less allowance for doubtful accounts and credit memos of $229 and $244, respectively	16,001	11,344
Inventories, net	96,958	100,119
Prepaid expenses	148	161
Other assets - Current	44	322
Total current assets	113,308	112,000

Property, plant, and equipment, net	21,678	22,296
Goodwill	87,895	87,895
Other intangible assets, net	4,876	6,219
Other assets - Non-current	104	76
Total assets	$227,861	$228,486

Liabilities and stockholder's equity
Current liabilities:
Accounts payable, trade	1,012	5,389
Accrued expenses and other current liabilities	1,473	1,830
Other liabilities - Current	11,123	9,877
Total current liabilities	13,608	17,096

Deferred tax liability	23,888	20,904
Other liabilities - Non-current	28	372
Total liabilities	$37,524	$38,372

Commitments and contingencies (Note 10)

Stockholder's equity:
Common Stock, par value $0.01 per share, 1,000 shares authorized, 100 shares issued and outstanding at September 30, 2017 and December 31, 2016	0	0
Preferred Stock, par value $0.01 per share, 1,000 shares authorized, 100 shares issued and outstanding at September 30, 2017 and December 31, 2016	0	0
Net Parent Investment	190,337	190,114
Total stockholder’s equity	$190,337	$190,114

Total stockholder’s equity and liabilities	$227,861	$228,486

The accompanying footnotes are an integral part of these condensed financial statements.

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Aspen Refrigerants, Inc.

Condensed Statements of operations (unaudited)

(in thousands)

For the 9 month periods ended	September 30, 2017	September 30, 2016

Net sales	$112,382	$107,527
Costs and expenses:
Cost of sales (excluding depreciation)	65,117	66,072
Selling, distribution and administrative expenses	15,750	16,791
Depreciation	1,466	1,440
Amortization	1,343	1,358
Total costs and expenses	83,676	85,661
Operating income	28,706	21,866

Other expense
Interest expense	81	53
Other, net	(13)	(1)
Total other expense	68	52
Profit before income taxes	28,638	21,814

Income tax expense	(10,229)	(8,258)
Net profit	$18,409	$13,556

The accompanying footnotes are an integral part of these condensed financial statements.

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Aspen Refrigerants, Inc.

Condensed statements of cash flows (unaudited)

(in thousands)

For the 9 month period ended	September 30, 2017	September 30, 2016
Operating activities:
Net profit	$18,409	$13,556
Adjustments to reconcile net profit to net cash provided by operating activities:
Depreciation of property, plant, and equipment	1,466	1,440
Amortization of other intangible assets	1,343	1,358
Allowance for doubtful accounts and credit memos	(15)	(27)
Deferred income taxes	3,270	8,778
Loss on disposal of equipment	152	393
Changes in operating assets and liabilities:
Accounts receivable	(4,643)	(8,266)
Inventories, net	3,161	13,916
Prepaid expenses and other current assets	291	966
Other assets - Non-current	(28)	(3)
Accounts payable, accrued liabilities and other	(3,488)	3,070
Other liabilities - Non-current	(344)	(385)
Net cash provided by operating activities	19,574	34,796

Investing activities:
Capital expenditures	(1,025)	(867)
Proceeds from sale of fixed assets	25	4
Net cash used in investing activities	(1,000)	(863)

Financing activities:
Debt repayments	-	(109)
Distribution to Parent, net	(18,471)	(33,996)
Net cash used in financing activities	(18,471)	(34,105)

Net increase (decrease) in cash and cash equivalents	103	(172)

Cash and cash equivalents:
Beginning of period	54	224
End of period	$157	$52

Supplemental cash flow information
Cash paid during the period:
Interest	81	53

The accompanying footnotes are an integral part of these condensed financial statements.

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Aspen Refrigerants, Inc.

Notes to condensed financial statements (unaudited)

(in thousands, except share amounts)

1	Organization and Nature of Business and Significant Accounting Policies

Unless otherwise indicated, the terms “ARI” or “the Company”, refers to Aspen Refrigerants, Inc. (f/k/a Airgas Refrigerants, Inc.). The Company changed its name from Airgas Refrigerants, Inc. to Aspen Refrigerants, Inc. on October 11, 2017. The Company is one of the nation’s leading refrigerant gas and specialized refrigerant service providers for the Heating Ventilation Air Conditioning and Refrigeration (HVACR) industries. The Company offers products for marine and industrial applications; dehydration and flushing services; cylinder refurbishing and hydrostatic testing services; refrigerant recovery and reclamation services; and recovery cylinders, including shipping tags, and documents. It also provides refrigerant gases, reclamation, laboratory analysis, technical support, on-site service, and other services. The Company markets its products and services through multiple sales channels, including sales representatives and strategic customer account programs.

Basis for Carve-Out Financial Statements

The Company’s financial statements have been prepared on a "carve-out" basis using the historical results of operations, assets, and liabilities attributable to the legal entity which comprises ARI. This legal entity has historically been consolidated as a part of Airgas, Inc. or “the Parent Company” as a 100% owned subsidiary of the Parent Company.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and are unaudited. Accordingly, they do not include all information and disclosures required to be included in annual financial statements. The information contained in the accompanying financial statements and the notes thereto should be read in conjunction with the financial statements and notes thereto for the periods ended December 31, 2016, March 31, 2016 and March 31, 2015 (the “Annual Financial Statements”). These financial statements do not repeat disclosures that would substantially duplicate disclosures included in the Annual Financial Statements or details of accounts that have not changed significantly in amounts or composition. The interim unaudited financial statements have been prepared on the same basis as the Company’s Annual Financial Statements. In the opinion of management, the accompanying financial statements reflect all adjustments, which include normal recurring adjustments and the adjustments noted below, necessary for the fair presentation of these financial statements. The results for the nine months ended September 30, 2017 are not necessarily indicative of results that could be expected for the year ended December 31, 2017 or any other interim periods therein.

These financial statements also include an allocation of certain corporate expenses related to services provided to the Company by the Parent Company. These expenses include the cost of accounting and financial reporting, information technology, tax, legal, risk management, and human resources. The allocated expenses were $612 and $634 for the 9 month periods ended September 30, 2017 and 2016, respectively.

The cost of these services has been allocated to the Company based on specifically identifiable costs when possible or, when the expenses were determined to be global in nature, based on the percentage of the Company’s relative revenue or head count to total Parent Company revenue or head count for the periods presented.

Management believes these allocations are a reasonable representation of the cost incurred for the services provided; however, these allocations may not be indicative of the actual expenses that would have been incurred by the Company had it been operating as an independent company for the periods presented.

Total stockholder’s equity represents the Parent Company’s recorded net assets of ARI, as well as income or loss attributable to ARI. This is described in the financial statements as Net Parent Investment and does not represent an agreement or expectation that these amounts will be paid to or received by the Parent Company, and as such, is classified within equity.

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Aspen Refrigerants, Inc.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and the differences could be material.

Inventories, Net

Inventories are stated at the lower of cost or net realizable value. Cost is determined using the first-in, first-out (“FIFO”) method. Substantially all of the inventories are finished goods. Inventory is held at lower of cost and net realizable value. Net realizable value is defined as the estimated selling price, less the estimated costs to complete, dispose and transport such inventory.

Property, Plant, and Equipment, Net

Property, plant, and equipment are valued at cost less accumulated depreciation. All property, plant, and equipment, except land, are depreciated using the straight-line method over the estimated useful lives of the related assets as follows:

Estimated Useful Lives
Buildings and improvements	25 years
Cylinders	30 years
Bulk tank stations	10 - 30 (Average 17) years
Machinery and equipment	7 – 10 years
Computers, furniture and fixtures	3 – 10 years
Transportation equipment	3 – 15 years

Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets is assessed by a comparison of the carrying amount of the asset, or group of assets, to the estimated future undiscounted net cash flows expected to be generated by the asset. If estimated future undiscounted net cash flows are less than the carrying amount of the asset or group of assets, the asset is deemed impaired and an expense is recorded in the amount required to reduce the carrying amount of the asset to its fair value. The Company periodically reviews the remaining useful lives of its long-lived assets. If this review indicates that the remaining useful life of the long-lived asset has changed significantly, the Company adjusts the depreciation on that asset over its revised estimated remaining useful life.

Goodwill and Other Intangible Assets, Net

Goodwill is an asset representing the future economic benefits arising from other assets acquired in a business combination that are not individually identified and separately recognized. The Company is required to test goodwill associated with its reporting unit for impairment at least annually and whenever events or circumstances indicate that it is more likely than not that goodwill may be impaired. The Company performs its annual goodwill impairment test as of October 31 of each year, and has determined that it has just one reporting unit.

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Aspen Refrigerants, Inc.

Other intangible assets primarily consist of non-compete agreements and customer relationships resulting from business acquisitions. Both non-compete agreements and customer relationships are recorded based on their acquisition date fair values. Non-compete agreements are amortized using the straight-line method over the respective terms of the agreements. Customer relationships are amortized using the straight-line method over their estimated useful lives, which range from seven to 25 years. The determination of the estimated benefit periods associated with customer relationships is based on an analysis of historical customer sales attrition information and other customer-related factors at the date of acquisition. There are no expected residual values related to the Company’s other intangible assets.

The Company evaluates the estimated benefit periods and recoverability of its other intangible assets when facts and circumstances indicate that the lives may not be appropriate and/or the carrying values of the asset group containing other intangible assets may not be recoverable through the projected undiscounted future cash flows of the group. If the carrying value of the asset group containing other intangible assets is not recoverable, impairment is measured as the amount by which the carrying value exceeds its estimated fair value. Fair value is determined using discounted cash flows or other techniques.

Asset Retirement Obligations

The fair value of a liability for an asset retirement obligation is recognized in the period during which the asset is placed in service. The fair value of the liability is estimated using projected discounted cash flows. In subsequent periods, the retirement obligation is accreted to its future value, which is the estimate of the obligation at the asset retirement date. When the asset is placed in service, a corresponding retirement asset equal to the fair value of the retirement obligation is also recorded as part of the carrying amount of the related long-lived asset and depreciated over the asset’s useful life. The majority of the Company’s asset retirement obligations are related to the restoration costs associated with returning plant and bulk tank sites to their original condition upon termination of long-term leases or supply agreements. The Company’s asset retirement obligations are $15 and $15 as of September 30, 2017 and December 31, 2016, respectively, and are reflected within other non-current liabilities on the Company’s balance sheets.

Revenue Recognition, Accounts Receivable, and Allowance for Doubtful Accounts

Revenue from sale of gas products is recognized when the product is shipped, the sales price is fixed or determinable and collectability is reasonably assured. Rental fees on cylinders, bulk gas storage tanks and other equipment are recognized when earned.

For cylinder lease agreements in which rental fees are collected in advance, revenues are deferred and recognized over the respective terms of the lease agreements. Amounts billed for sales tax, value added tax or other transactional taxes imposed on revenue-producing transactions are presented on a net basis and are not recognized as revenue.

The Company maintains an allowance for doubtful accounts, which includes sales returns, sales allowances and bad debts. The allowance adjusts the carrying value of trade receivables for the estimate of accounts that will ultimately not be collected. An allowance for doubtful accounts is generally established as trade receivables age beyond their due dates, whether as bad debts or as sales returns and allowances. As past due balances age, higher valuation allowances are established, thereby lowering the net carrying value of receivables. The amount of valuation allowance established for each past-due period reflects the Company’s historical collections experience, including that related to sales returns and allowances, as well as current economic conditions and trends. The Company also qualitatively establishes valuation allowances for specific problem accounts and bankruptcies, and other accounts that the Company deems relevant for specifically identified allowances. The amounts ultimately collected on past due trade receivables are subject to numerous factors including general economic conditions, the condition of the receivable portfolios assumed in acquisitions, the financial condition of individual customers and the terms of reorganization for accounts exiting bankruptcy. Changes in these conditions impact the Company’s collection experience and may result in the recognition of higher or lower valuation allowances.

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Aspen Refrigerants, Inc.

Stock-Based Compensation

In accordance with ASC Topic 718, “Compensation-Stock Compensation,” the Company recognizes stock-based compensation expense for awards that are probable of vesting, on a straight-line basis over the requisite service period of the award, which is generally the vesting term. Stock-based compensation expense is recorded in operating expenses net of expected forfeitures. The Company utilizes the Black-Scholes option-pricing model to determine the fair value of stock options on the date of grant.

Income Taxes

The Company is included in the consolidated income tax return filings of its Parent Company for federal and certain state jurisdictions. The Parent Company has allocated income taxes to the Company in the accompanying financial statements as if the Company were held in a separate corporation which filed separate income tax returns. The Company’s income tax provision includes federal and state income taxes currently payable as well as deferred taxes attributable to temporary differences between the financial statement and tax basis of assets and liabilities. The Company records income taxes under the liability method. Under this method, deferred income taxes are recognized for the estimated future tax effects of differences between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws.

The calculation of tax liabilities involves significant judgment in estimating the impact of uncertainties in the application of complex tax laws. Although ASC Topic 740, “Income Taxes,” provides clarification on the accounting for uncertainty in income taxes recognized in the financial statements, the threshold and measurement attributes prescribed by the Financial Accounting Standards Board (FASB) will continue to require judgment by management.

Selling, Distribution and Administrative Expenses

Selling, distribution and administrative expenses consist of labor and overhead associated with the purchasing, marketing and distribution of the Company’s products, as well as costs associated with a variety of administrative functions such as legal, treasury, accounting and tax, and facility-related expenses.

Shipping and Handling Fees and Distribution Costs

The Company recognizes delivery and freight charges to customers as elements of net sales. Costs of third-party freight-in are recognized as cost of sales (excluding depreciation).

Advertising Costs

The Company expenses advertising costs as incurred including creative production costs for advertising materials. Advertising costs are reflected in selling, distribution and administrative expenses and were $172 and $145 for the nine month periods ended September 30, 2017 and September 30, 2016, respectively.

Credit Concentrations

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade receivables. Concentrations of credit risk are limited due to the Company’s large number of customers and their dispersion across many industries primarily throughout North America. Credit terms granted to customers are generally net 30 days.

The Company occasionally maintains deposits in excess of federally insured limits.

Loss Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation and other sources are recorded when it is probable that a liability has been incurred and the amount of the claim, assessment or damages can be reasonably estimated.

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Aspen Refrigerants, Inc.

The Company maintains business insurance programs with deductible limits, which cover workers’ compensation, business automobile and general liability claims. The Company accrues estimated losses using actuarial models and assumptions based on historical loss experience. The actuarial calculations used to estimate business insurance reserves are based on numerous assumptions, some of which are subjective. The Company will adjust its business insurance reserves, if necessary, in the event future loss experience differs from historical loss patterns.

2	Business Combinations and Divestitures

ARI Acquisition

On November 17, 2015, the Parent Company announced that it had entered into a definitive agreement for the acquisition of the Parent Company by L’Air Liquide, S.A. (“Air Liquide”) in a merger pursuant to an Agreement and Plan of Merger, dated as of November 17, 2015, by and among the Parent Company, Air Liquide and AL Acquisition Corporation (“Merger Sub”), an indirect wholly owned subsidiary of Air Liquide (the “Merger Agreement”). The Merger Agreement provided that, among other aspects and subject to the terms and conditions thereof, Merger Sub will be merged with and into the Parent Company (the “Merger”) with the Parent Company continuing as the surviving corporation in the Merger as an indirect wholly owned subsidiary of Air Liquide. The Merger closed on May 23, 2016.

The Company elected to not apply push-down accounting, therefore, the impacts of this acquisition have not been reflected in the accompanying carve-out financial statements.

3	New Accounting Standards

In January 2017, the FASB (Financial Accounting Standards Board) issued ASU (Accounting Standards Update) 2017-04, Intangibles - Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment (“ASU 2017-04”). ASU 2017-04 eliminates Step 2 as part of the goodwill impairment test. The amount of the impairment charge to be recognized would now be the amount by which the carrying value exceeds the reporting unit’s fair value. The loss to be recognized cannot exceed the amount of goodwill allocated to that reporting unit. The amendments in ASU 2017-04 are effective for annual or interim goodwill impairment tests in fiscal years beginning after December 15, 2019. Early adoption is permitted for interim and annual goodwill impairment tests performed on testing dates after January 1, 2017. We are currently in the process of evaluating this new standard update.

In August 2016, the FASB issued ASU No. 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments.” The amendments in this ASU clarify and provide specific guidance on eight cash flow classification issues that are not currently addressed by U.S. GAAP (Generally Accepted Accounting Principles). ASU No. 2016-15 will be effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted. We are evaluating the impact that adopting this guidance will have on the financial statements.

In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842),” which requires lessees to recognize the following for all leases (with the exception of short-term leases) at the commencement date: (a) a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and (b) a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. ASU No. 2016-02 will be effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early adoption is permitted. We are evaluating the impact that adopting this guidance will have on the financial statements.

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Aspen Refrigerants, Inc.

In November 2015, the FASB issued ASU No. 2015-17, “Balance Sheet Classification of Deferred Taxes (Topic 740).” ASU No. 2015-17 eliminates the requirements to separate deferred income tax assets and liabilities into current and noncurrent amounts and instead requires such amounts to be classified as noncurrent. ASU 2015-17 will be effective for fiscal years beginning after December 15, 2016, and interim periods within those annual periods. Early adoption is permitted. ASU 2015-17 can be applied either retrospectively or prospectively. The Company early adopted the new guidance during 2016 and applied it retrospectively.

In July 2015, the FASB issued ASU No. 2015-11, “Simplifying the Measurement of Inventory (Topic 330)”. The FASB issued new guidance that changes the measurement principle for inventory from the lower of cost or market to the lower of cost or net realizable value. The amendments in this guidance do not apply to inventory that is measured using last-in, first-out (“LIFO”) or the retail inventory method; rather, the amendments apply to all other inventory, which includes inventory that is measured using first-in, first-out (“FIFO”) or average cost. Within the scope of this new guidance, an entity should measure inventory at the lower of cost or net realizable value. Net realizable value is defined as the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation, which is consistent with existing GAAP. The Company early adopted the new guidance effective July 1, 2015. The guidance did not have a material impact on the Company’s financial statements and related disclosures upon adoption.

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606),” and subsequently issued several related ASUs. ASU No. 2014-09 supersedes previous revenue recognition guidance. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. As originally issued, this guidance was effective for public entities for interim and annual reporting periods beginning after December 15, 2016, and early adoption was not permitted. In July 2015, the FASB deferred the effective date by one year, to interim and annual reporting periods for public entities beginning after December 15, 2017. Early adoption is permitted, but not before the original effective date of December 15, 2016. The standard allows entities to apply the standard retrospectively to each prior reporting period presented (“full retrospective adoption”) or retrospectively with the cumulative effect of initially applying the standard recognized at the date of initial application (“modified retrospective adoption”). The Company expects to apply the modified retrospective method. The Company is evaluating the impact that adopting this guidance will have on the financial statements and has not reached a conclusion as to the significance of the impact.

4	Fair Value of Financial Instruments

The Company accounts for assets and liabilities measured at fair value on a recurring basis in accordance with ASC Topic 820, “Fair Value Measurements and Disclosures,” which establishes a three-level hierarchy for fair value measurements.

The hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date.

Level 1 –	Valuation is based upon unadjusted quoted prices for identical assets or liabilities in active markets at the balance sheet date.

Level 2 –	Valuation is based upon quoted prices for similar assets and liabilities in active markets, or other inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3 –	Valuation is based upon other unobservable inputs that are significant to the fair value measurements.

The classification of fair value measurements within the hierarchy is based upon the lowest level of input that is significant to the measurement.

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Aspen Refrigerants, Inc.

The Company’s financial instruments consist of accounts receivable, accounts payable, and borrowings. The carrying amount of the Company’s financial instruments is historical cost, which approximates fair value.

5	Inventories, Net

Inventories, net consist of the following:

As at:	September 30, 2017	December 31, 2016
Gas	$97,163	$100,183
Inventory reserves	(205)	(64)
	$96,958	$100,119

6	Property, Plant, and Equipment, Net

Property, plant, and equipment, net consists of the following:

As at:	September 30, 2017	December 31, 2016
Land and land improvements	$159	$159
Building and improvements	4,117	3,882
Cylinders	15,511	15,195
Bulk tanks stations	1,375	1,375
Machinery and equipment	10,453	10,188
Computers, furniture and fixtures	1,222	1,188
Transportation equipment	694	696
	33,531	32,683
Accumulated depreciation	(11,853)	(10,387)
	$21,678	$22,296

Depreciation expense for the Company was $1,466 and $1,440 for the nine month periods ended September 30, 2017 and September 30, 2016, respectively.

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Aspen Refrigerants, Inc.

7	Other Intangible Assets, Net

Other intangible assets, net consist of the following:

As at:	September 30, 2017
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Amortized intangible assets:
Non-Compete	$2,598	$(2,515)	$83
Customer list	26,815	(22,022)	4,793
	$29,413	$(24,537)	$4,876

As at:	December 31, 2016
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Amortized intangible assets:
Non-Compete	$2,598	$(2,441)	$157
Customer list	26,815	(20,753)	6,062
	$29,413	$(23,194)	$6,219

Amortization expense was $1,343 and $1,358 for the nine month periods ended September 30, 2017 and September 30, 2016, respectively.

Annual amortization of intangible assets for the next five years is expected to be as follows:

For the year ending September 30:	Amount
2018	$1,774
2019	1,691
2020	1,411
2021	-
2022	-

8	Goodwill

The Company tests the carrying amount of goodwill annually as of October 31st and whenever events or circumstances indicate that impairment may have occurred. Goodwill has arisen from three acquisitions; CFC Refimax, LLC on January 1, 2007; Gartech Refrigerant Reclamation Center, Inc. on August 1, 2007; and Refron, Inc. on July 31, 2008. The Company recorded goodwill as the excess of the purchase price over the fair value of the net assets acquired within its one reporting unit.

The Company elected to perform Step 0 for the reporting unit as of December 31, 2016. Based on this evaluation, the Company determined it was more likely than not that the fair value of the reporting unit exceeded its carrying value and a Step 1 analysis was not required.

The carrying amount of Goodwill for the periods was $87,895 as of September 30, 2017 and 2016, respectively.

9	Preferred and Common Stock

On April 25, 2008, ARI issued 100 shares of Common Stock to Airgas, Inc. with a par value of $0.01 per share, out of 1,000 authorized shares designated as Common Stock. As of September 30, 2017 and December 31, 2016, respectively, the Company had 100 shares of Common Stock issued and outstanding.

On April 25, 2008, ARI issued 100 shares of Preferred Stock to Airgas, Inc. with a par value of $0.01 per share, out of 1,000 authorized shares designated as Preferred Stock. As of September 30, 2017 and December 31, 2016, respectively, the Company had 100 shares of Preferred Stock issued and outstanding.

The holders of the Preferred Stock have no voting power nor shall they be entitled to notice of meetings of stockholders, as all rights to vote and all voting power is vested exclusively to the holders of Common Stock.

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Aspen Refrigerants, Inc.

In the event of any liquidation, dissolution or winding up of the affairs of the Company the holders of the Preferred Stock shall be entitled, before any assets are distributed to holders of the Common Stock, to be paid $10,000 per share. After making such payments to the Preferred Stock holders, the remaining assets shall be distributed among the holders of Common Stock, according to the numbers of shares held by each.

10	Commitments and Contingencies

Lease Commitments

The Company has operating leases covering warehouse facilities, office facilities, and equipment with varying expiration dates that call for annual rental payments due in equal monthly installments. The Company’s policy is to recognize expense for lease payments, including those with escalating provisions, on a straight-line basis over the lease term. Rent expense was $2,300 and $2,578 for the nine month periods ended September 30, 2017 and September 30, 2016, respectively. Rent expense is split between cost of sales and selling, distribution and administrative expenses based on if the rent is a production or non-production rent expense.

The Company has a facility in Garland, Texas, which incurred rent expenses of $241 and $240 for the nine month periods ended September 30, 2017 and September 30, 2016, respectively. During the nine month periods ended September 30, 2017 and September 30, 2016, the facility was sub-leased and the Company received income of $248 and $246, respectively.

Future minimum lease payments at September 30, 2017, under these non-cancelable operating leases are as follows:

Year ended September 30:	Operating Leases
2018	$1,526
2019	874
2020	865
2021	856
2022	855
Thereafter	4,513
Total minimum lease payments	$9,489

Year ended September 30:	Sub-Lease Income
2018	$225
2019	-
2020	-
2021	-
2022	-
Thereafter	-
Total minimum lease receipts	$225

Legal Matters

The Company has litigation occurring in the normal course of business, and does not believe this litigation would have a material adverse effect upon its financial condition or results of operations, and have not provided for any uninsured loss in the financial statements.

11	Income Taxes

Taxable income and/or loss generated by the Company has been included in the consolidated federal income tax returns and certain state income tax returns of the Parent Company. The Parent Company has allocated income taxes to the Company in the accompanying financial statements as if the Company were held in a separate corporation which filed separate income tax returns. The Company believes the assumptions underlying its allocation of income taxes on a separate return basis are reasonable. However, the amounts allocated for income taxes in the accompanying financial statements are not necessarily indicative of the actual amount of income taxes that would have been recorded had the Company been held within a separate stand-alone entity.

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Aspen Refrigerants, Inc.

The Company’s effective tax rate was 35.7% and 37.9% for the nine month periods ended September 30, 2017 and September 30, 2016, respectively. The decrease in the effective tax rate for the nine month period ended September 30, 2017 is primarily due to the domestic production activities deduction.

The Company applies the provisions for income taxes related to, among other things, accounting for uncertain tax positions and disclosure requirements in accordance with the Income Taxes Topic of FASB ASC 740. As of September 30, 2017 and December 31, 2016, the Company had no unrecognized tax benefits, accrued interest or penalties related to uncertain tax positions.

The Company is included in the consolidated income tax return filings of its Parent for federal and certain state jurisdictions. The Company files separate entity income tax returns in the remaining state jurisdictions for which nexus has been established. These financial statements include the impact of state income taxes for both these separate entity state filings, as well as states in which the Company has income tax nexus but files a tax return as part of the Parent Company’s consolidated group. With limited exceptions, the Company is no longer subject to state and local income tax examinations by tax authorities for years before fiscal 2013. Similarly, the Parent Company is no longer subject to income tax examinations on its consolidated federal and state filings, in which the Company participates, for years before fiscal 2013.

12	401(K) Plan

Contributions to the 401(k) Plan by the Company are made on a matched basis at a rate of 50% of participant deferred compensation. The employer match is applied on employee contributions of up to 4% of eligible compensation (i.e., maximum employer match is 2% of eligible compensation). Although employees may participate in the 401(k) Plan immediately upon joining the Company, 401(k) Plan participants are not eligible for Company matching contributions until they have completed one year of service with the Company. The contributions made by the Company were $90 and $79 for the nine month periods ended September 30, 2017 and September 30, 2016, respectively.

13	Stock Option Expenses

Stock-based compensation expense is recorded in operating expenses net of expected forfeitures. As the options are held at the Parent Company level, the cost of the options are also recorded as a credit in Net Parent Investment. The expense recorded was $0 and $332 for the nine month periods ended September 30, 2017 and September 30, 2016, respectively.

All stock options had been cancelled in May 2016 due to the Air Liquide acquisition discussed in Note 2. The Parent Company’s equity incentive plan terminated and, in accordance with the original terms of the option agreements for a change in control, each of the Parent Company’s stock options that were outstanding, whether vested or unvested, were cancelled in consideration for the right to receive a cash payment equal to the product of the number of shares of Parent Company common stock subject to such stock option and the excess of the merger consideration over the exercise price of such stock option. This event triggered an accelerated charge of $311 in the period ended September 30, 2016 to recognize expense for all options that had not vested. Air Liquide paid out $4,256 to Parent Company stock option holders associated with the Company.

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Aspen Refrigerants, Inc.

14	Related-Party Transactions

In order to pay certain operating costs, income taxes and to fund certain operations, the Company may enter into intercompany and related party transactions with the Parent Company, or other subsidiaries of the Parent, during the period. Non-trade intercompany balances on the accompanying balance sheets, are classified as equity (Net Parent Investment) and any payments made to the Parent Company are recognized as distributions to Parent as there is no agreement or expectation that these amounts will be paid to or received by the Parent Company. The Company has trade amounts owed by the Parent Company in accounts receivable of $386 and $244 as of September 30, 2017 and December 31, 2016, respectively. The Company has trade amounts owed to the Parent Company in accounts payable of $14 and $6 as of September 30, 2017 and December 31, 2016, respectively. Intercompany sales were $5,026 and $4,121 for the nine month periods ended September 30, 2017 and September 30, 2016, respectively. Intercompany purchases were $290 and $259 for the nine month periods ended September 30, 2017 and September 30, 2016, respectively.

The Company leases property from Venta Industries, LLC and Vecta Industries, LLC, owned by Jay Kestenbaum, who is the Company’s Senior Vice President - Sales. The lease payments made to Venta Industries, LLC and Vecta Industries, LLC for rent were $521 and $527 for the nine month periods ended September 30, 2017 and September 30, 2016, respectively. No amounts were outstanding at any period end.

15	Subsequent Events

Subsequent events are events or transactions that occur after the balance sheet date but before the financial statements are issued. The Company recognizes in the financial statements the effects of subsequent events that provide additional evidence about conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing the financial statements.

On August 9, 2017, the Parent Company entered into a definitive agreement to sell the shares of the Company to Hudson Technologies, Inc. The transaction closed on October 10, 2017.

On December 22, 2017, the Tax Cuts and Jobs Act (P.L. 115-97)(the "Tax Act") was signed into law. Among other changes is a permanent reduction in the federal corporate income tax rate from 35% to 21% effective January 1, 2018. Deferred tax liabilities will be remeasured using enacted tax rates expected to apply to taxable income in the years the Company estimated the temporary differences to reverse. The Company will continue to analyze the Tax Act to determine the full effects the new law, including the new lower corporate tax rate, has on its financial statements.

The Company has evaluated subsequent events through February 13, 2018, which is the date the financial statements were available to be issued.

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